STOCK REDEMPTION AGREEMENT

This Stock Redemption Agreement (the “Agreement”) is made and entered into this December 28, 2006, by and between OraLabs Holding Corp., a Colorado corporation (the “Company”) and Gary H. Schlatter (“Schlatter”).

WHEREAS, Schlatter is the legal and beneficial owner of 3,629,350 shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, the Company has agreed to purchase the Common Stock from Schlatter and Schlatter has agreed to sell shares of the Common Stock to the Company in accordance with and upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Company is the legal and beneficial owner of 100 shares of the common stock of OraLabs, Inc., a Colorado corporation (the “Subsidiary”), par value $0.001 per share (the “Subsidiary Common Stock”); and

WHEREAS, Schlatter has agreed to purchase the Subsidiary Common Stock from the Company and the Company has agreed to sell shares of the Subsidiary Common Stock to Schlatter in accordance with and upon the terms and conditions set forth in this Agreement; and

WHEREAS, immediately prior to the Closing (as defined below), the Company shall have closed on the Stock Exchange Agreement, dated as of March 31, 2006, as amended, by and among the Company, Partner Success Holdings Limited, a British Virgin Islands International business company (“PSHL”) and such of the shareholders of PSHL (the “Stock Exchange Agreement”).

NOW, THEREFORE, in consideration of, and in reliance upon, the representations, warranties, covenants and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Purchase and Sale of Common Stock. At the Closing, subject to the terms and conditions set forth herein, Schlatter shall sell, transfer, assign, convey and deliver to the Company, and the Company shall purchase from Schlatter, 3,629,350 shares of the Company’s Common Stock, free and clear of all liens, encumbrances, options, claims, charges or other restrictions of any kind, except for such restrictions as may exist under applicable federal and state laws.

2. Purchase Price. As the purchase price for the Common Stock, subject to the terms and conditions set forth herein, the Company shall transfer, assign, convey and deliver to Schlatter one hundred (100) shares of the Subsidiary Common Stock held by the Company, free and clear of all liens, encumbrances, options, claims, charges or other restrictions of any kind, except for such restrictions as may exist under applicable federal and state laws.

3. Closing. The closing of the transactions contemplated herein (the “Closing”) shall occur in the offices of Koff, Corn & Berger, P.C., 303 E. 17th Street, Suite 940, Denver, Colorado 80263 on December 28, 2006 immediately following the closing of the Stock Exchange Agreement.

4. Representations and Warranties.

a. Seller’s Representations and Warranties.

(i) Organization; Corporate Authority. Schlatter has all requisite power and authority to execute and deliver this Agreement to the Company and when executed, this Agreement shall be a valid and binding obligation of Schlatter, enforceable against him in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii) Valid Issuance of the Common Stock. The shares of the Common Stock, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein shall be duly and validly issued, fully-paid and nonassessable and shall be free of restrictions on transfer, except for such restrictions as may exist under applicable federal and state laws.

(iii) Purchase Entirely for Own Account. The Subsidiary Common Stock is being acquired by Schlatter for investment purposes only, for his own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and he has no present intention of selling, granting any participation in, entering into any derivative transaction with, or otherwise distributing, the same and does not have any contract, undertaking, agreement or arrangement with any person to do the same.

(iv) Disclosure of Information. Schlatter believes he has received all the information he considers necessary or appropriate in deciding whether to purchase the Subsidiary Common Stock. Schlatter further represents that he has had an opportunity to ask questions and receive all answers he deems necessary from the Company regarding the terms and conditions of the offering of the Subsidiary Common Stock and the business, properties, prospects and financial condition of the Subsidiary.

(v) Investment Experience. Schlatter has experience in investing in the securities and acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Subsidiary Common Stock. Schlatter acknowledges that an investment in the Subsidiary Common Stock involves a high degree of risk.

(vi) Accredited Investor. Schlatter is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect. Schlatter also represents that he has not been organized for the purpose of acquiring the Subsidiary Common Stock, or if he was organized for such purpose, each of his equity owners is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect.

(vii) Restricted Securities. Schlatter understands that (i) the Subsidiary Common Stock are “restricted securities” under federal and state securities laws inasmuch as they are being acquired from the Company in a transaction or transactions not involving a public offering and that the Subsidiary has no present intention of registering any shares of its capital stock under the Securities Act of 1933, as amended (the “Act”), (ii) under such laws and applicable regulations such Subsidiary Common Stock may not be transferred, hypothecated, resold, made the subject of a derivatives transaction or otherwise distributed without an effective registration under the Act except in certain limited circumstances in strict compliance with the Act and state securities laws and (iii) in the absence of an effective registration statement covering the Subsidiary Common Stock or an available exemption from registration under the Act, the Subsidiary Common Stock must be held indefinitely.

(viii) Legend. Schlatter acknowledges that each certificate representing the shares of Subsidiary Common Stock shall (unless otherwise permitted by the provisions of this Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws or as provided elsewhere in this Agreement):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE UNLESS REGISTERED UNDER THAT ACT AND SUCH STATE SECURITIES LAWS OR A WRITTEN OPINION THAT THE PROPOSED SALE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THAT ACT AND THOSE STATE SECURITIES LAWS HAS BEEN RENDERED BY COUNSEL FOR THE COMPANY.

b. Company’s Representations and Warranties.

(i) Organization; Corporate Authority. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Colorado. The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and this Agreement is a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(ii) Valid Issuance of the Subsidiary Common Stock. The shares of the Subsidiary Common Stock, when sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein shall be duly and validly issued, fully-paid and nonassessable and shall be free of restrictions on transfer, except for such restrictions as may exist under applicable federal and state laws.

5. Closing Conditions.

a. Conditions to Obligations of Schlatter. The obligations of Schlatter to effect the Closing are further subject to the following conditions:

(i) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects.

(ii) Share Certificates. The Company shall have delivered to Schlatter, in accordance with the terms hereof, (A) the certificate or certificates representing the Subsidiary Common Stock, registered in the name of the Company, duly endorsed by the Company for transfer or accompanied by duly executed stock powers such that the Subsidiary Common Stock is suitable for transfer to Schlatter; and (B) any and all other instruments and documents executed by the Company reasonably necessary to consummate the transactions contemplated herein.

b. Conditions to Obligations of the Company. The obligations of the Company to effect the Closing:

(i) Representations and Warranties. The representations and warranties of Schlatter set forth in this Agreement shall be true and correct in all respects.

(ii) Share Certificates. Schlatter shall have delivered to the Company, in accordance with the terms hereof, (A) a certificate or certificates representing the Common Stock, registered in the name of Schlatter, duly endorsed by Schlatter for transfer or accompanied by duly executed stock powers such that the Common Stock evidenced by such certificates is suitable for transfer to the Company; and (B) any and all other instruments and documents executed by Schlatter normally necessary to consummate the transactions contemplated herein.

6. Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date by mutual written consent of Schlatter and the Company.

7. Miscellaneous.

a. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by (i) delivery in person, by overnight courier with receipt requested, by facsimile transmission (with receipt confirmed by telephone) and such delivery shall be deemed to have been duly given upon receipt, or (ii) registered or certified mail (postage prepaid, return receipt requested) and such delivery shall be deemed to have been duly given two business days after being sent, to the other party as follows:

If to the Company:

OraLabs Holding Corp.
18685 E. Plaza Drive
Parker, Colorado 80134

with a copy to:

Kirkpatrick & Lockhart Nicholson Graham LLP
599 Lexington Avenue
New York, New York 10022
Attn: Barbara Jones, Esq.

If to Seller:

Mr. Gary H. Schlatter
18685 E. Plaza Dr.
Parker, Colorado 80134

With a copy to:

Koff, Corn & Berger, PC
303 E. 17th Street, Suite 940
Denver, Colorado 80203-1262
Attn: Douglas B. Koff

or to such other address as the party to whom notice is given may have previously furnished ! the other parties in writing in the manner set forth above

b. Entire Agreement. This Agreement contains the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and may not be altered or amended except by the written agreement of the parties hereto. No provision of this Agreement or right of Schlatter hereunder can be waived nor can the Company be released from its obligations hereunder except by a writing duly executed by Schlatter.

c. Severability. Should anyone or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement nevertheless shall be effective.

d. Terminology. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular and vice versa, and the neuter shall include the masculine and feminine.

e. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

f. Headings. The headings of the several paragraphs hereof are included only for the convenience of reference and are not intended to govern, construe or modify any provisions of the several paragraphs hereof.

g. Applicable Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to its choice of law rules. Any dispute, controversy or claim arising under or in any way related to this Agreement or the breach thereof shall only be submitted to and settled by binding arbitration before a single arbitrator by the American Arbitration Association in accordance with the Association’s commercial rules then in effect. The arbitration (or legal proceedings described at the end of this paragraph) will only be conducted in Denver, Colorado, which the parties agree is the exclusive venue for the proceedings. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrator may award reasonable attorneys fees to the prevailing party, or if the arbitrator believes that more than one party has prevailed in separate aspects of the arbitration, the arbitrator may award attorneys fees as it deems appropriate.

h. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by mutual written consent of all the Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Redemption Agreement as of the date first above written.

OraLabs Holding Corp.

By:	/s/ Wo Hing Li
Name: Wo Hing Li
Title: President

/s/ Gary H. Schlatter Gary H. Schlatter